Rosenberg Rich Baker Berman & Company
A Professional Assocation of Certified Public Accountants
265 Davidson Avenue, Suite 210, Somerset, NJ 08873-4120
P: 908-231-1000  F: 908-231-6894  www.rrbb.com

August 16, 2010

Securities and Exchange Commission
100 F Street, N. E.
Washington, D.C. 20549

RE: Alliance Network Communications Holdings, Inc.
       (Commission File No. 333-137920)

We have read Alliance Network Communications Holdings, Inc.'s statements included under item 4.01 of its Form 8-K filed on September 22, 2010, and we agree with such statements concerning our firm. We have no basis to agree or disagree with other statements under Item 4.01.

Yours truly,

/s/ Rosenberg Rich Baker Berman & Company